EXHIBIT 32.2

I, Jack R. Lazar, the chief financial officer of Atheros Communications, Inc. (the “Company”), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to my knowledge:

(i)	The Annual Report of the Company on Form 10-K for the annual period ended December 31, 2004 (the “Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 11, 2005

/s/ JACK R. LAZAR
Jack R. Lazar Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)